UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012
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Alternate Energy Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-53451	20-5689191
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

911 E. Winding Creek Dr., Suite 150, Eagle, Idaho 83616
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 208-939-9311

Not Applicable
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On March 7, 2012 the Board of Directors of Alternate Energy Holdings, Inc. (the “Company”) elected Howard Butcher IV to the Company’s Board of Directors.

Mr. Butcher, who is 75, has over fifty years of experience as an advisor or principal in corporate finance, venture capital and investment and corporate management across a broad range of industries, including the energy, natural resources and power generation industries.  Mr. Butcher is currently the Secretary and a member of the Board of Directors of Butcher Energy, Inc., positions he has held since the early 1990’s.  Butcher Energy is a privately owned energy firm focused on oil and gas exploration and development, wind and solar farm development in Texas and other alternative energy projects, but not limited to these fields.  Mr. Butcher is also currently a Vice President and a member of the board of directors of Philadelphia Bourse, Inc., positions he has held since before 1990. Philadelphia Bourse, Inc. is a privately owned holding company which owns operating companies in various industries, including electrical contracting and propeller design, manufacturing and distribution.  Mr. Butcher attended the University of Pennsylvania

Mr. Butcher is not a party to and does not currently participate in any material Company plan, contract, or arrangement, nor has he received any grant or award from the Company in connection with his election to the Board of Directors.  It is expected that Mr. Butcher will receive, at a future date, an award of 200,000 shares of restricted common stock of the Company as compensation for serving on the Board of Directors this year.

From November 2010 to February 2012 the Company had a consulting agreement with Butcher & Lipsen, of which Mr. Butcher is a principal. Pursuant to the agreement the Company paid a monthly retainer in the amount of $10,000, for an aggregate of $160,000, in consideration for financial advisory services. In addition, in the event that the Company consummates a financing with any source introduced by Butcher & Lipsen, the Company has agreed to pay Butcher & Lispen a success fee equal to 3% of the amount of such financing in consideration for the introduction to such financing souce.  Butcher & Lispen will not provide any other services to the Company in connection with any such financing.

A copy of the press release announcing Mr. Butcher’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Resignation of Director

On March 8, 2012, Mr. Michael Sellman informed the Board of Directors of Alternate Energy Holdings, Inc. (the “Company”) of his decisions to resign as a member of the Board of Directors of the Company effective immediately. Mr. Sellman had served on the Board of Directors of the Company for the past three years. Mr. Sellman resigned due to personal reasons and not over any disagreement with the Company’s Board of Directors or its management.

Item 9.01. (d)	Financial Statements and Exhibits. Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNATE ENERGY HOLDINGS, INC.

Date: March 13, 2012	By:	/s/ Donald L. Gillispie
Donald L. Gillispie President, Chief Executive Officer and Director

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 13, 2012